                                  EXHIBIT 25.1

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1
                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

                              HARRIS TRUST COMPANY
                                 OF CALIFORNIA
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

        CALIFORNIA                 94-0304530
 (STATE OF INCORPORATION        (I.R.S. EMPLOYER
 IF NOT A NATIONAL BANK)       IDENTIFICATION NO.)

                     601 SOUTH FIGUEROA STREET, 49TH FLOOR
                         LOS ANGELES, CALIFORNIA 90017
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              ESTHER CERVANTES, HARRIS TRUST COMPANY OF CALIFORNIA
                     601 SOUTH FIGUEROA STREET, 49TH FLOOR
                         LOS ANGELES, CALIFORNIA 90017
                                 (213) 239-0675
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                            APPLIED MATERIALS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

             DELAWARE                      94-1655526
 (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION        IDENTIFICATION NO.)

                               3050 BOWERS AVENUE
                         SANTA CLARA, CALIFORNIA 95054
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                            ------------------------

                             SENIOR DEBT SECURITIES
                      (TITLE OF THE INDENTURE SECURITIES)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    GENERAL

ITEM 1. GENERAL INFORMATION

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

               State Banking Department
               111 Pine Street
               Suite 1100
               San Francisco, California 94104

     (b) Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR

     If the obligor is an affiliate of the Trustee, describe each affiliation.

        None.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE

     Furnish the following information as to each class of voting securities of the Trustee:

                            AS OF FEBRUARY 25, 1994

    COL. A                        COL. B
- ------------------------------------------------------------
TITLE OF STOCK                                                AMOUNT OUTSTANDING
- --------------                                                ------------------
 Common Stock ..............................................    2,500 Shares

ITEM 4. TRUSTEESHIP UNDER OTHER INDENTURES

     If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a) Title of the securities outstanding under each such other indenture.

        None

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          Not applicable

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS

     If the Trustee or any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

        None

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS

     Furnish the following information as to the voting securities of the Trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

                            AS OF FEBRUARY 25, 1994

                                                          COLUMN D
                                                      -----------------
                                                        PERCENTAGE OF
                                       COLUMN C       VOTING SECURITIES
  COLUMN A           COLUMN B        ------------      REPRESENTED BY
- -------------     --------------     AMOUNT OWNED       AMOUNT GIVEN
NAME OF OWNER     TITLE OF CLASS     BENEFICIALLY        IN COLUMN C
- -------------     --------------     ------------     -----------------
   None

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS

     Furnish the following information as to the voting securities of the Trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                            AS OF FEBRUARY 25, 1994

                                                          COLUMN D
                                                      -----------------
                                                        PERCENTAGE OF
                                       COLUMN C       VOTING SECURITIES
  COLUMN A           COLUMN B        ------------      REPRESENTED BY
- -------------     --------------     AMOUNT OWNED       AMOUNT GIVEN
NAME OF OWNER     TITLE OF CLASS     BENEFICIALLY        IN COLUMN C
- -------------     --------------     ------------     -----------------
   None

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the Trustee.

                            AS OF FEBRUARY 25, 1994

                     COLUMN B
                   -------------             COLUMN C                   COLUMN D
                    WHETHER THE      -------------------------     -------------------
                    SECURITIES       AMOUNT OWNED BENEFICIALLY     PERCENTAGE OF CLASS
   COLUMN A         ARE VOTING         OR HELD AS COLLATERAL         REPRESENTED BY
- --------------     OR NON-VOTING     SECURITY FOR OBLIGATIONS         AMOUNT GIVEN
TITLE OF CLASS      SECURITIES              IN DEFAULT                 IN COLUMN C
- --------------     -------------     -------------------------     -------------------
   None

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE

     If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter of which are so owned or held by the Trustee.

                            AS OF FEBRUARY 25, 1994

                     COLUMN B
                   -------------             COLUMN C                   COLUMN D
                    WHETHER THE      -------------------------     -------------------
                    SECURITIES       AMOUNT OWNED BENEFICIALLY     PERCENTAGE OF CLASS
   COLUMN A         ARE VOTING         OR HELD AS COLLATERAL         REPRESENTED BY
- --------------     OR NON-VOTING     SECURITY FOR OBLIGATIONS         AMOUNT GIVEN
TITLE OF CLASS      SECURITIES              IN DEFAULT                 IN COLUMN C
- --------------     -------------     -------------------------     -------------------
   None

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR

     If the Trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the Trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                            AS OF FEBRUARY 25, 1994

                                               COLUMN C
                                       -------------------------           COLUMN D
     COLUMN A           COLUMN B       AMOUNT OWNED BENEFICIALLY     ---------------------
- ------------------     -----------       OR HELD AS COLLATERAL        PERCENTAGE OF CLASS
  NAME OF ISSUER         AMOUNT        SECURITY FOR OBLIGATIONS      REPRESENTED BY AMOUNT
AND TITLE OF CLASS     OUTSTANDING       IN DEFAULT BY TRUSTEE         GIVEN IN COLUMN C
- ------------------     -----------     -------------------------     ---------------------
    None

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

                            AS OF FEBRUARY 25, 1994

                                               COLUMN C
                                       -------------------------           COLUMN D
     COLUMN A           COLUMN B       AMOUNT OWNED BENEFICIALLY     ---------------------
- ------------------     -----------       OR HELD AS COLLATERAL        PERCENTAGE OF CLASS
  NAME OF ISSUER         AMOUNT        SECURITY FOR OBLIGATIONS      REPRESENTED BY AMOUNT
AND TITLE OF CLASS     OUTSTANDING       IN DEFAULT BY TRUSTEE         GIVEN IN COLUMN C
- ------------------     -----------     -------------------------     ---------------------
    None

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     If the obligor is indebted to the trustee, furnish the following information:

                            AS OF FEBRUARY 25, 1994

       COLUMN A                 COLUMN B
- ----------------------     ------------------     COLUMN C
      NATURE OF                  AMOUNT           --------
     INDEBTEDNESS             OUTSTANDING         DATE DUE
- ----------------------     ------------------     --------
     None

ITEM 13. DEFAULT BY THE OBLIGOR

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

        None

     (b) If the trustee is a trustee under another indenture under which any other securities or certificates of interest or participation in any other securities, of the obligor are outstanding, or if the trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

        None

ITEM 14. AFFILIATION WITH THE UNDERWRITERS

     If any underwriter is an affiliate of the Trustee, describe such affiliation.

        None.

ITEM 15. FOREIGN TRUSTEE.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

        Not applicable.

ITEM 16. LIST OF EXHIBITS.

     Exhibit       A copy of the articles of association of Trustee as presently in effect:
  T-1A.            Restated Articles of Incorporation and Amendment of February 9, 1994.
     Exhibit       A copy of the certificate of authority of the Trustee to commence
       T-1B.       business, if not contained in the articles of association: Certificate of authority to commence business.
                   Exhibits T-1B is incorporated herein by reference to S.E.C. File No.
                   33-69382 of the Registration Statement of Pacific Gulf Properties, Inc.
                   Exhibit T-1B.
     Exhibit       A copy of the authorization of the Trustee to exercise corporate trust
       T-1C.       powers, if such authorization is not contained in the documents specified in paragraph (1) and (2) above.
                   Exhibits T-1C is incorporated herein by reference to S.E.C. File No.
                   33-69382 of the Registration Statement of Pacific Gulf Properties, Inc.
                   Exhibit T-1C.
     Exhibit       Copy of the existing bylaws of the Trustee or instruments corresponding
       T-1D.       thereto: By-Laws of Harris Trust Company of California as of March 30,
                   1988, as presently in effect.
                   Exhibits T-1D is incorporated herein by reference to S.E.C. File No.
                   33-69382 of the Registration Statement of Pacific Gulf Properties, Inc.
                   Exhibit T-1D.
     Exhibit       A copy of each indenture referred to in Item 4, if obligor is in default.
       T-1E.
                   Not Applicable.
     Exhibit       The consents of United States institutional trustees required by Section
       T-1F.       321 of the Act.
                   Exhibits T-1F is incorporated herein by reference to S.E.C. File No.
                   33-69382 of the Registration Statement of Pacific Gulf Properties, Inc.
                   Exhibit T-1F.
     Exhibit       A copy of the latest report of condition of the Trustee published
       T-1G.       pursuant to law or the requirement of its supervising or examining authority: Consolidated Report of Condition of Harris Trust Company of
                   California Form 500P as of close of business on 31st day of December
                   1993.
     Exhibit       A copy of any order pursuant to which the foreign trustee is authorized
       T-1H.       to act as sole trustee under the indentures qualified or to be qualified under the Act.
                   Not Applicable.
     Exhibit       Foreign trustees are required to file a consent to service of process on
       T-1I.       Forms F-X.
                   Not Applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Harris Trust Company of California, a corporation organized and existing under the laws of California, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California, on February 25, 1994.

                                            HARRIS TRUST COMPANY OF CALIFORNIA

                                          By         FREDERICK A. SCHAAL
                                                    Frederick A. Schaal
                                                       Vice President

                                 March 1, 1994
                                                                  (415) 773-5520

VIA EDGAR

Securities and Exchange Commission
Filing Desk
450 Fifth Street, N.W.
Washington, D.C. 20549

               Re: Applied Materials, Inc.

Ladies and Gentlemen:

     On behalf of Applied Materials, Inc. (the "Company"), for the purpose of registering up to $250,000,000 of debt securities and common stock, par value $.01 per share, under the Securities Act of 1933, as amended (the "Act"), we transmit for filing one signed copy of the Registration Statement on Form S-3, together with exhibits thereto. The Company has previously fed-wired $86,207 in payment of the requisite filing fee to the Commission's account at Mellon Bank.

     Please be advised that the Company is filing the registration statement as a shelf registration statement but is also including two Prospectus Supplements, one relating to $100 million of debt securities and the other relating to 2,000,000 shares of Common Stock (together with an underwriters' over-allotment option). The Prospectus Supplements are intended to meet the requirements of Rule 430A because, depending on market conditions existing at the time of effectiveness, the Company may desire to commence the sale of either or both of the Common Stock and the debt securities, immediately upon effectiveness pursuant to the Commission's Rule 430A and 424 Interpretive Memorandum No. 2 dated July 27 - August 21, 1987. The Company will, in its acceleration request, indicate what portion of the offering it intends at that time to make on a delayed or continuous basis.

     Please direct notice of the availability of effectiveness, or any comments or questions regarding this filing, to me at the number indicated above or to Duke Slichter of this office at (415) 773-5402.

                                          Very truly yours,

                                          Dana M. Ketcham

Enclosures
cc: Nancy H. Handel
    John A. Fore
    Donald A. Slichter

A442404                                                             EXHIBIT T-1A

                              State of California

                        OFFICE OF THE SECRETARY OF STATE

                              CORPORATION DIVISION

     I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

          That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

     IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

FEB - 9 1994

                                                       MARCH FONG EU
                                                     Secretary of State

                                                                         A442404

                   ENDORSED                                      ENDORSED
                   APPROVED                                       FILED
                 DEC 29 1993                               In the office of the
              JAMES E. GILLERAN                             Secretary of State
           Superintendent of Banks                      of the State of California
             State of California                               FEB - 9 1994
             By DIANA H. NISHIURA                             MARCH FONG EU,
              Diana H. Nishiura                             Secretary of State
                   Counsel

                    CERTIFICATE OF AMENDMENT AND RESTATEMENT

                     RESTATED ARTICLES OF INCORPORATION OF
                       HARRIS TRUST COMPANY OF CALIFORNIA

Steven R. Rothbloom and Blanche O. Hurt certify:

     1. That they are the President and Secretary, respectively, of Harris Trust Company of California, a California corporation.

     2. That at a special meeting of the board of directors of the corporation duly held by conference telephone on October 28, 1993, the board duly approved and adopted amendments to the Articles of Incorporation. The Articles of Incorporation of this corporation are amended and restated in full to read as follows:

FIRST:        The name of this corporation is: Harris Trust Company of California
SECOND:       The purpose of this corporation is to engage in trust business and any other lawful activities which are not, by applicable laws or regulations, prohibited to a trust company.
THIRD:        This corporation is authorized to issue only one class of shares of stock which shall be designated "common" stock. The total number of shares which the corporation is authorized to issue is 25,000.
              The common shares of this corporation shall be subject to assessment by the
              Board of Directors upon order of the Superintendent of Banks of the State of
              California for the purpose of restoring an impairment or reduction of capital in the manner and to the extent provided by the Financial Code of the State of
              California.
FOURTH:       This corporation elects to be governed by
              (a) all of the provisions of the General Corporation Law of California not otherwise applicable to it under Chapter 23 thereof, and
              (b) all of the provisions of the Revised Banking Law effective January 1, 1979 not otherwise applicable to it under Chapter 1.5 thereof, to the extent applicable to trust companies.

     3. The foregoing amendment and restatement of the Articles of Incorporation have been duly adopted and approved by written consent of the sole shareholder.

     In witness whereof, the undersigned have executed this Certificate of Amendment on October 28, 1993.

                                                     STEVEN R. ROTHBLOOM
                                               Steven R. Rothbloom, President

                                                       BLANCH O. HURT
                                                 Blanch O. Hurt, Secretary

                                   AFFIDAVIT

     I, Steven R. Rothbloom, being duly sworn, do hereby swear under penalty of perjury and affirm that the information set forth in the certificate above is true and accurate of my own personal knowledge.

     FURTHER AFFIANT SAYETH NOT.

                                                     STEVEN R. ROTHBLOOM
SUBSCRIBED AND SWORN TO before me
this 4th day of February, 1994 at
Chicago, Illinois

           KIMBERELY LANGE

                                   AFFIDAVIT

     I, Blanche O. Hurt, being duly sworn, do hereby swear under penalty of perjury and affirm that the information set forth in the certificate above is true and accurate of my own personal knowledge.

     FURTHER AFFIANT SAYETH NOT.

                                                       BLANCHE O. HURT
SUBSCRIBED AND SWORN TO before me
this 4th day of February, 1994 at
Chicago, Illinois

           KIMBERELY LANGE

                                                                    EXHIBIT T-1G

     Consolidated Report on Condition of Harris Trust Company of California of Los Angeles, at the close of business on December 31, 1993.

     State Bank No. 642

                                                                                        DOLLAR AMOUNTS
                                                                                         IN THOUSANDS
                                                ASSETS
 1.  Cash and due from banks........................................................        $   76
 2.  Investment securities (Market value $6,123)....................................         6,129
 5.  Federal funds sold and securities purchased under agreements to resell in
     domestic offices...............................................................           500
 7.  Bank premises, F.F. & E. etc. (including $.00 capital lease)...................            34
11.  Other assets (including $683 intangibles)......................................         1,195
                                                                                           -------
12.  TOTAL ASSETS (sum of items 1 thru 11)..........................................        $7,934
                                                                                           -------
                                                                                           -------
                                             LIABILITIES
18.  Other liabilities..............................................................        $  387
                                                                                           -------
19.  TOTAL LIABILITIES (excluding subordinated notes and debentures)................        $  387
                                                                                           -------
                                                                                           -------
                                         SHAREHOLDERS EQUITY
21.  Preferred stock a. No shares outstanding -- amount.............................            --
22.  Common stock a. No shares authorized -- amount-2,500...........................        $2,500
23.  Surplus........................................................................         2,500
24.  TOTAL CONTRIBUTED CAPITAL (sum of items 21, 22 & 23)...........................         5,000
25.  Retained earnings..............................................................         2,547
                                                                                           -------
27.  TOTAL SHAREHOLDERS EQUITY (sum of items 24, 25 & 26)...........................        $7,547
28.  TOTAL SHAREHOLDERS EQUITY (sum of items 19, 20 & 27)...........................        $7,934
                                                                                           -------
                                                                                           -------

     The undersigned, M. Valoise Douglas, VP, GM and Steven Rothbloom, Pres, Chrm of the above-named bank, each declared for himself alone and not for the other: I have personally knowledge of the matters contained in this report and I believe that each statement in said report is true. Each of the undersigned, for himself alone and not for the other, certifies under penalty of perjury that the foregoing is true and correct.

     Executed on January 28, 1994, at Los Angeles, California.